<EXHIBIT>
                             Exhibit 16

Michael J. Bongiovanni, C.P.A., P.A.
12433 Willingdon Road
Huntersville, North Carolina  28078
Voice Mail  (954)528-1899
Office      (704)904-2390
Facsimile   (704)948-6677
E-Mail Office  MIKEBONGIOVANNI@MSN.COM

April 22, 2000

Mr. Willis Hale, President
www.eBIZnet.com, Inc.
1450 South Dixie Highway
Suite 101
Deerfield Beach, Florida  33432

Dear Mr. Hale:

This letter is a follow up to the cessation of the client-auditor relationship between www.eBIZnet.com, Inc. (Commission File Number 000-27191), and
Michael J. Bongiovanni, C.P.A., P.A. I am specifically replying to your letter dated April 21, 2000 in which you requested me to respond to you in reference to whether or not I am in agreement with the statements made by you in the letter.

I am in agreement except with regards to the audit opinion that was modified due to uncertainties. Please refer to the Independent Auditor's Report contained in the Form 10-SB previously filed with the S.E.C. dated
June 5, 1999, and related footnotes to the financial statements that contained a going concern opinion.

Sincerely,


/S/Michael J. Bongiovanni
Michael J. Bongiovanni, CPA
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549